As filed with the Securities and Exchange Commission on May 5, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STRATEGIC STORAGE GROWTH TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

46-2335760

(I.R.S. Employer Identification Number)

10 Terrace Road

Ladera Ranch, California 92694

(877) 327-3485

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Paula Mathews

Executive Vice President and Secretary

Strategic Storage Growth Trust, Inc.

10 Terrace Road

Ladera Ranch, California 92694

(877) 327-3485

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Michael K. Rafter, Esq.

Nelson Mullins Riley & Scarborough LLP

201 17th Street NW

Suite 1700

Atlanta, Georgia 30363

(404) 322-6000

Approximate date of commencement of proposed sale to public: From time to time after effectiveness of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.001 par value per share	9,000,000 shares	$11.56	$104,040,000	$0(1)
Class T common stock, $0.001 par value per share	1,000,000 shares	$11.56	$11,560,000	$0(1)

(1)	Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the entire amount of the registration fee due under this registration statement with the remaining amount of the filing fee associated with the unsold securities from the Registrant’s registration statement on Form S-11, filed with the Securities and Exchange Commission on January 22, 2014, as amended (File No. 333-193480), registering securities for a maximum aggregate offering price of $1.095 billion. Of that amount, securities with an aggregate offering price of approximately $825 million remain unsold. A portion of the associated filing fee for the unsold securities (approximately $92,900), calculated under Rule 457(o), is hereby used to offset the entire amount of the current registration fee due of $13,398.

Second Amended and Restated Distribution Reinvestment Plan

10,000,000 Shares of Common Stock

Strategic Storage Growth Trust, Inc. is a Maryland corporation that elected to qualify as a real estate investment trust, or REIT, for federal income tax purposes beginning with the taxable year ended December 31, 2014. As of March 15, 2017 we owned 18 properties in eight states and Canada. We are externally managed by SS Growth Advisor, LLC, our advisor.

We have established a second amended and restated distribution reinvestment plan (the “Plan”) designed to provide existing holders of shares of our common stock, consisting of two classes of shares: Class A Common Stock (“Class A Shares”) and Class T Common Stock (“Class T Shares”), with a convenient method to designate the cash distributions paid in connection with their shares for reinvestment in additional shares of our common stock through the Plan. Some of the significant features of the Plan are as follows:

•	Stockholders who elect to participate in the Plan may choose to invest all or a portion of their cash distributions in shares of our common stock.

•	We are offering the shares at a purchase price equal to the estimated value per share of the Class A Shares and the Class T Shares approved by our board of directors, which price is currently $11.56 per share.

•	We may offer Class A Shares and Class T Shares under our Plan until we have sold an aggregate of 10,000,000 shares of Class A Shares and Class T Shares combined.

•	We may amend or terminate our Plan for any reason at any time upon ten days’ prior written notice to participants; provided, however, no such amendment shall add compensation to the Plan or remove the opportunity for you to terminate your participation in the Plan.

•	Participants may terminate participation in the Plan at any time by providing us with written notice.

•	If you elect to participate in the Plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distribution in cash.

•	Stockholders may elect to participate in the Plan by completing the enrollment form attached as Appendix A to this prospectus. If you are already enrolled in the Plan, no action is required.

You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K, and Item 1A of Part II of our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, before making an investment decision.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

The Offering:

	Number of Shares Being Offered	Offering Price Per Share	Maximum Proceeds (Before Expenses)
Class A common stock, $0.001 par value per share(1)	9,000,000 shares	$11.56	$104,040,000
Class T common stock, $0.001 par value per share(1)	1,000,000 shares	$11.56	$11,560,000

(1)	We reserve the right to reallocate the shares offered among the classes of shares.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our shares of common stock is prohibited.

May 5, 2017

SUITABILITY STANDARDS

We have established minimum suitability standards for investors interested in purchasing shares of our common stock. These minimum suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Several states have established suitability requirements that are more stringent than our standards described above. Shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below:

•	For Alabama Residents - In addition to the general suitability standards, this investment will only be sold to Alabama residents representing that they have a liquid net worth of at least 10 times their investment in us and our affiliates.

•	For Iowa Residents – Iowa investors must (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000; and (ii) limit their aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) to 10% of such investors liquid net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

•	For Kansas Residents - It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded REITs.

•	For Kentucky Residents - Investments by residents of the State of Kentucky must not exceed 10% of such investor’s liquid net worth (cash, cash equivalents and readily marketable securities) in our shares or the shares of our affiliates’ non-publicly traded real estate investment trusts.

•	For Maine Residents - The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth.

•	For Massachusetts Residents - Shares will only be sold to residents of Massachusetts representing that they have a liquid net worth of at least 10 times their investment in us and other direct participation investments.

•	For Missouri Residents - In addition to the suitability standard above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in this offering.

•	For Nebraska Residents - In addition to our suitability requirements, Nebraska investors must limit their investment in us and in the securities of other similar programs to 10% of such investor’s net worth. An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitations.

•	For New Jersey Residents - Shares will only be sold to residents of New Jersey who have either, (i) a liquid net worth (not including home, furnishings and personal automobiles) of at least $100,000 and an annual gross income of at least $100,000, or (ii) a liquid net worth (not including home, furnishings and personal automobiles) of at least $250,000. In addition, the State of New Jersey requires that each New Jersey investor limit his or her investment in us, our affiliates, and other direct participation investments to not more than 10% of such investor’s liquid net worth.

•	For New Mexico Residents - In addition to the suitability standards above, the State of New Mexico requires that each investor in such state will limit his or her investment in us, our affiliates and other non-traded real estate investment programs to not more than 10% of their liquid net worth.

•	For North Dakota Residents - Shares will only be sold to residents of the State of North Dakota representing that they have a net worth of at least 10 times their investment in us and that they meet one of our suitability standards.

•	For Ohio Residents - It shall be unsuitable for an Ohio investor’s aggregate investment in shares of us, our affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth.

•	For Oregon Residents - Shares will only be sold to residents of the State of Oregon representing that they have a net worth of at least 10 times their investment in us and our affiliates and that they meet one of our suitability standards.

•	For Pennsylvania Residents - A Pennsylvania resident’s investment in us must be no more than 10% of his or her net worth (exclusive of home, furnishings and automobile).

•	For Tennessee Residents - A Tennessee resident’s investment in us must not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobile).

•	For Vermont Residents - Accredited investors in Vermont (within the meaning of Federal securities laws) may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. “Liquid net worth” is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Our sponsor and each participating broker-dealer, authorized representative or any other person selling shares on our behalf are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will make this determination based on information provided by such investor to our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor, as well as any other pertinent factors.

Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, our sponsor or the participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of an investment in our common stock.

In the case of sales to fiduciary accounts, the suitability standards must be met either by the fiduciary account, the person who directly or indirectly supplied the funds for the purchase of the shares or the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us in connection with this offering or to which we have referred you. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this prospectus. We cannot guarantee the accuracy of any such forward-looking statements, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations and provide distributions to stockholders, and our ability to find suitable investment properties, may be significantly hindered. See the risk factors identified in the “Risk Factors” section of our most recent Annual Report on Form 10-K and Item 1A of Part II of our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, for a discussion of some, although not all, of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements.

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PROSPECTUS SUMMARY

Strategic Storage Growth Trust, Inc.

Strategic Storage Growth Trust, Inc. is a Maryland corporation incorporated in 2013 that elected to qualify as a REIT for federal income tax purposes beginning the taxable year ended December 31, 2014.

On June 17, 2013, we commenced a private offering of up to $109.5 million in shares of our common stock to accredited investors only pursuant to a confidential private placement memorandum. On May 23, 2014, we reached the minimum offering amount of $1.0 million in sales of shares in our private offering and we commenced operations. On January 16, 2015, we terminated the private offering of which we raised a total of $7.8 million. We commenced our initial public offering of a maximum of $1.095 billion of shares of our common stock (our “Initial Public Offering”) on January 20, 2015 on a “best efforts” basis. Effective September 28, 2015, we reallocated shares in the primary portion of our Initial Public Offering (our “Primary Offering”) to consist of up to $500 million in Class A shares and up to $500 million in Class T shares.

We closed our Primary Offering on March 31, 2017. In connection with the close down of our Primary Offering, we accepted subscription agreements if they were received by our transfer agent, DST Systems, Inc., on or before the close of business on March 31, 2017 (the “Close Date”). For non-qualified account subscriptions received by the Close Date, such accounts must have been in good order and generally have been fully funded no later than the close of business on April 7, 2017. For qualified account and other custodial account subscriptions received by the Close Date, such subscriptions must have been in good order no later than the close of business on April 7, 2017 and the funds must generally be received no later than the close of business on May 12, 2017. Investors who submitted subscriptions in accordance with the above procedures and are accepted will be admitted as stockholders. We have continued to sell shares of our common stock in the Initial Public Offering pursuant to our distribution reinvestment plan following the termination of our Primary Offering.

As of March 15, 2017, we had received approximately $168.8 million in our Primary Offering, consisting of approximately $128.2 million from the sale of approximately 11.9 million Class A shares and approximately $40.6 million from the sale of approximately 3.9 million Class T shares. As of March 15, 2017, we had also received aggregate gross offering proceeds of approximately $1.7 million from the sale of Class A shares and Class T shares pursuant to our distribution reinvestment plan.

As of March 15, 2017, we owned 18 self storage facilities located in eight states and Canada comprising approximately 12,430 units and approximately 1.4 million rentable square feet.

Our office is located at 10 Terrace Road, Ladera Ranch, California 92694. Our telephone number is (877) 327-3485 and our fax number is (949) 429-6606. Additional information about us may be obtained at www.strategicreit.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Advisor

SS Growth Advisor, LLC, which was formed in Delaware in 2013, is our advisor and is responsible for managing our affairs on a day-to-day basis and identifying and making acquisitions on our behalf, subject to oversight by our board of directors. Our sponsor owns 97.5% of the economic interests (and 100% of the voting membership interests) of our advisor.

Our Property Manager

SS Growth Property Management, LLC, a Delaware limited liability company, is our property manager and manages our properties. Our property manager was formed in 2013 to manage our properties. Our property manager may enter into sub-property management agreements with affiliates or third party management companies and pay part of its management fee to such affiliates or third parties. On October 1, 2015, in connection with the merger of SmartStop Self Storage, Inc. and Extra Space Storage, Inc. (“Extra Space”), our property manager entered into sub-property management agreements with Extra Space Management, Inc., an affiliate of Extra Space, for the management of our existing properties and will enter into similar sub-property management agreements for the management of any future properties we acquire in the United States.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have three directors — H. Michael Schwartz, our Chief Executive Officer, and two independent directors, Leon W. Holmes and Stephen G. Muzzy. All of our executive officers and our chairman of the board of directors are affiliated with our advisor and/or our property manager. Our charter, which requires that a majority of our directors be independent of our advisor, provides that our independent directors are responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. Our directors are elected annually by our stockholders.

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, a REIT is subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Terms of the Offering

We currently are offering up to 10,000,000 shares of our common stock, consisting of two classes of shares: Class A Shares and Class T Shares, to our existing stockholders pursuant to our Plan. The purchase price for Class A Shares and Class T Shares under the Plan is currently $11.56, which is equal to the estimated value per share for both Class A Shares and Class T Shares, unless subsequently adjusted by our board of directors. We will offer Class A Shares and Class T Shares pursuant to the Plan until we sell all 10,000,000 shares of common stock in this offering; provided, however, that our board of directors may amend or terminate the Plan for any reason, except that no such amendment shall add compensation to the Plan or remove the opportunity for you to terminate your participation in the Plan. This offering must be registered or exempt from registration in every state in which we offer or sell shares. If this offering is not exempt from registration, the required registration generally is for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually and the offering is not otherwise exempt from registration.

Second Amended and Restated Distribution Reinvestment Plan

This prospectus describes the Plan and is designed to offer our existing stockholders a convenient method for purchasing additional shares of our common stock by reinvesting cash distributions without paying any selling commissions, fees or service charges. Distributions on Class A Shares will be reinvested in Class A Shares and distributions on Class T Shares will be reinvested in Class T Shares. Regardless of your participation in our Plan, you will be taxed on your distributions to the extent they constitute taxable income, and participation in our Plan would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability. Our board of directors may terminate the Plan in our discretion at any time upon ten days’ written notice to plan participants.

Use of Proceeds

The proceeds raised pursuant to the Plan will be used for funding our share redemption program, unless terminated, and for general corporate purposes, including, but not limited to, investments in self storage facilities and related self storage real estate investments and payment of real estate-related acquisition fees and acquisition expenses.

Incorporation by Reference

This prospectus incorporates by reference several documents previously filed with the Securities and Exchange Commission (the “SEC”), including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2016 and our 2017 proxy statement, as well as all future documents we file pursuant to certain sections of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These documents contain information about us which supplements the information in this prospectus. See “Incorporation of Certain Documents by Reference and Where You Can Find Additional Information.”

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our Quarterly Reports on Form 10-Q, as the same may be updated from time to time by future filings under the Exchange Act, which are incorporated by reference into this prospectus, before purchasing our common stock. The risks discussed in our reports can adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment.

ESTIMATED USE OF PROCEEDS

We expect that the proceeds raised pursuant to this offering will be used to repurchase shares of our common stock under our share redemption program, unless terminated. The remaining proceeds will be used for general corporate purposes, including, but not limited to, investments in self storage facilities and related self storage real estate investments and payment of real estate-related acquisition fees and acquisition expenses. We cannot predict with any certainty how much Plan proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that will be sold. No selling commissions or dealer manager fees are payable on shares sold under our Plan, and we expect any other offering expenses to be nominal. We will pay actual expenses incurred in connection with this registration and offering of shares, including but not limited to legal fees, printing expenses, mailing costs, blue sky registration fees, and other accountable offering expenses, in our sole discretion. These offering expenses are currently estimated to be approximately $60,000 (or less than 1% of the maximum proceeds).

DESCRIPTION OF SECOND AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

Our Plan allows you to have distributions otherwise distributable to you invested in additional Class A Shares and Class T Shares, as applicable. We are offering 10,000,000 shares of Class A Shares and Class T Shares under our Plan. The following discussion summarizes the principal terms of our Plan. The full text of our Plan is included as Appendix B to this prospectus.

Eligibility

Participation in our Plan is limited to investors who currently own our shares. We may elect to deny your participation in our Plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

Election to Participate

Assuming you are eligible, you may elect to participate in our Plan by completing a subscription agreement available from our dealer manager or a participating broker-dealer or an enrollment form, a form of which is attached as Appendix A to this prospectus. Your participation in our Plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase stock under our Plan until we have sold all of the shares of stock registered in this offering, have terminated this offering or have terminated our Plan. You can choose to have all or a portion of your distributions reinvested through our Plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your stock other than through a participating broker-dealer, through our dealer manager. If you are already enrolled in the Plan, no action is required.

Stock Purchases

Stock will be purchased under our Plan on our distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under our Plan.

During our offering, the purchase price per Class A Share and per Class T Share will be $11.56, which is the estimated value per share for both Class A Shares and Class T Shares, unless subsequently adjusted by our board of directors. The offering price for Class A Shares and Class T Shares purchased under our Plan may increase or decrease at any time. We will not charge you any other fees in connection with your purchase of shares under our Plan. The price for shares purchased under our Plan bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchase of our stock under our Plan may effectively lower the total return on your investment with us. Our board reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from distributions that may be reinvested in shares under our Plan.

Account Statements

Within 90 days after the end of each calendar year, the administrator of the Plan will mail you a statement of account describing your distributions received, the number of shares purchased, and the per share purchase price for such shares pursuant to the Plan during the prior year. Each statement will also advise you that you are required to notify us in the event that there is any material change in your financial condition or if any representation made by you under the subscription agreement for your initial purchase of securities becomes inaccurate. Tax information regarding your participation in the Plan will be sent to you at least annually, as applicable.

In addition, our annual report contains information regarding our history of distribution payments. This annual report is mailed to our stockholders each year.

Fees and Commissions

We will not pay a commission in connection with your purchase of stock in our Plan. No dealer manager fees or due diligence expense allowance will be paid on stock sold under the Plan. We will not receive a fee for selling stock under our Plan. See “Plan of Distribution.”

Voting

You may vote all shares of stock acquired through our Plan.

Tax Consequences of Participation

The reinvestment of distributions does not relieve you of any income tax which may be payable on such distributions. Distributions paid by us to you are treated as dividends to the extent that we have earnings and profits for federal income tax purposes. Any amount distributed in excess of our earnings and profits is a return of capital, which results in reduction in the adjusted basis of your shares. Once your adjusted basis in the shares is reduced to zero, any further distributions are treated as gain from the sale of shares.

If you participate in our Plan, you will recognize taxable dividend income equal to the value of the shares received, even though you purchased shares and did not receive any cash. These deemed dividends will be treated as actual dividends paid from us to you and will retain the character and tax effects applicable to all dividends. One noteworthy tax effect is that REIT distributions generally are not considered “qualified dividend income” and thus are not eligible for the reduced tax rates otherwise available to non-corporate stockholders; subject to narrow exceptions, REIT distributions, including deemed dividends under our Plan, will be subject to tax at ordinary income rates. In addition, as long as we remain qualified as a REIT, corporate stockholders will not be eligible for the dividends received deduction for any distributions. The shares received by you pursuant to our Plan will have a holding period beginning with the day after the distribution, and a tax basis equal to the value of the shares received.

Tax-exempt stockholders, including IRAs, Keogh Plans, 401(k) plans and charitable remainder trusts, generally will not have to pay any taxes on distributions, including distributions reinvested under our Plan. However, if a tax-exempt stockholder borrows to acquire shares, or if we become a pension-held REIT, distributions can be taxable.

The income tax consequences for participants who do not reside in the United States may vary from jurisdiction to jurisdiction.

The above discussion regarding the tax consequences of participating in our Plan is intended only as a general discussion of the current federal income tax consequences of participating in the distribution reinvestment plan. Since each eligible participant’s financial situation is different, you should consult your individual tax advisor concerning any tax questions you may have about participation in the distribution reinvestment plan.

Termination of Participation

We will provide our stockholders with all material information regarding distributions and the effect of reinvesting distributions, including the tax consequences thereof, at least annually, as applicable. You may terminate your participation in our Plan at any time by providing us with written notice. Any transfer of your stock will effect a termination of the participation of those shares of stock in our Plan. We request that you promptly notify us should you no longer meet the minimum income and net worth standards described in the “Suitability Standards” section immediately following the cover page of this prospectus or cannot make the other representations or warranties set forth in our subscription agreement at any time prior to the listing of the stock on a national securities exchange. We will terminate your participation to the extent that a reinvestment of your distributions in our stock would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate our Plan for any reason at any time upon ten days’ prior written notice to participants; provided, however, no such amendment shall add compensation to the Plan or remove the opportunity for you to terminate your participation in the Plan, as specified above.

Governing Law

The terms and conditions of the Plan and its operation are governed by the laws of the State of Maryland.

Contact for Answers to Questions Regarding the Second Amended and Restated Distribution Reinvestment Plan

All inquiries regarding the Plan should be directed to:

Strategic Storage Growth Trust, Inc.

10 Terrace Road

Ladera Ranch, California 92694

(877) 327-3485

PLAN OF DISTRIBUTION

We are offering a maximum 10,000,000 shares of our common stock consisting of Class A Shares and Class T Shares to our existing stockholders through our Plan. We reserve the right to reallocate the shares offered among the classes of shares. Distributions on Class A Shares will be reinvested in Class A Shares and distributions on Class T Shares will be reinvested in Class T Shares. The purchase price per Class A Share and per Class T Share will be $11.56, which is the estimated value per share for both Class A Shares and Class T Shares, unless subsequently adjusted by our board of directors. We may continue to offer the aggregate of 10,000,000 shares of common stock until we have sold all of these shares through the reinvestment of distributions. We reserve the right to terminate this offering at any time. We have no basis for estimating the number of shares that will be sold. We will not pay selling commissions or a dealer manager fee with respect to our Plan.

LEGAL MATTERS

Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”) will pass upon the legality of the common stock and legal matters in connection with our status as a REIT for federal income tax purposes. Nelson Mullins does not purport to represent our stockholders or potential investors, who should consult their own counsel. Nelson Mullins also provides legal services to our advisor as well as certain of our affiliates and may continue to do so in the future.

EXPERTS

The financial statements incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2016, which include the consolidated balance sheets of Strategic Storage Growth Trust, Inc. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive loss, equity and cash flows for each of the years in the three-year period ended December 31, 2016, have been audited by CohnReznick LLP, an independent registered public accounting firm, as stated in their report thereon incorporated by reference herein, and is incorporated by reference herein in reliance upon such report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE AND WHERE YOU CAN FIND

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room. You can also access documents that will be incorporated by reference into this prospectus at the web site we maintain at www.strategicreit.com. There is additional information about us and our affiliates at our web site, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference into our prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	The description of our shares of common stock contained in our Registration Statement on Form 8-A (Registration No. 000-55616) filed with the SEC on April 26, 2016;

•	Annual Report on Form 10-K for the Year Ended December 31, 2016 filed with the SEC on March 23, 2017;

•	Current Report on Form 8-K filed with the SEC on April 17, 2017; and

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 18, 2017.

Subsequent to the date of this prospectus, we are electing to “incorporate by reference” certain information into the prospectus. By incorporating by reference, we will be disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of the prospectus, except for information incorporated by reference that is superseded by information contained in the prospectus.

We will provide to each person to whom the prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into the prospectus but not delivered with the prospectus. To receive a free copy of any of the documents incorporated by reference in the prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call us at (877) 327-3485 or write us at Strategic Storage Growth Trust, Inc., 10 Terrace Road, Ladera Ranch, California 92694. The information relating to us contained in the prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in the prospectus.

APPENDIX A

ENROLLMENT FORM FOR

SECOND AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

This authorization will supersede any previous distribution instructions.

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By checking the box, I agree that I have read the Prospectus and have reviewed the Second Amended and Restated Distribution Reinvestment Plan (“DRP”) for Strategic Storage Growth Trust, Inc. I elect to participate in the DRP and request that my distributions be reinvested or distributed as follows:

                % Reinvested in shares pursuant to DRP

                % Distributed in cash

                 (Percentages must total 100%)

Complete this form and return to address below.
	Regular Mail:	Overnight Mail:
	Strategic Storage Growth Trust, Inc. c/o DST Systems, Inc. P.O. Box 219406 Kansas City, MO 64121-9406	Strategic Storage Growth Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105

INVESTOR ACCOUNT INFORMATION

INVESTOR NAME(S)

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INVESTOR NAME(S)
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PHONE NUMBER
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E-MAIL ADDRESS
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LAST 4-DIGITS OF PRIMARY ACCOUNT HOLDERS TIN/SSN (required)
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REGISTERED REPRESENTATIVE OR ADVISOR NAME(S)

If you participate in the Second Amended and Restated Distribution Reinvestment Plan you agree that, if you fail to meet the suitability requirements for making an investment in shares or can no longer make the representations or warranties set forth in Section 7 of the original subscription agreement you signed, you are required to promptly notify Strategic Storage Growth Trust, Inc. and your Broker-Dealer in writing.

All Registered Account Owners are Required to Sign

X
PRIMARY ACCOUNT OWNER	DATE
X
JOINT ACCOUNT OWNER (CUSTODIAN)	DATE

THE REMAINDER OF THIS FORM IS INTENTIONALLY BLANK.

Investor Services Toll Free Phone Line

866-418-5144

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APPENDIX B

STRATEGIC STORAGE GROWTH TRUST, INC.

SECOND AMENDED AND RESTATED

DISTRIBUTION REINVESTMENT PLAN

Effective as of April 21, 2016

Strategic Storage Growth Trust, Inc., a Maryland corporation (the “Company”), has adopted a second amended and restated distribution reinvestment plan (the “DRP”), the terms and conditions of which are set forth below.

1. Distribution Reinvestment. As agent for the stockholders of the Company (“Stockholders”) who (A) purchased shares of the Company’s common stock (the “Shares”) pursuant to the Company’s private offering (the “Private Offering”) detailed in that certain amended and restated private placement memorandum dated December 10, 2013, and any amendments or supplements thereto (the “Memorandum”), (B) purchased Shares pursuant to the Company’s initial public offering (“Initial Public Offering”), or (C) purchase Shares pursuant to any subsequent offering of the Company (“Offering”) and who elect to participate in the DRP (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the dealer manager or participating dealers registered in the participating Stockholder’s state of residence (“Participating Dealers”).

2. Effective Date. The second amended and restated DRP was approved by the Board of Directors for effectiveness on April 21, 2016. Any amendment or amendment and restatement to the DRP shall be effective as provided in Section 12.

3. Eligibility and Procedure for Participation. Any Stockholder who purchased Shares pursuant to the Private Offering, the Initial Public Offering or purchases shares in any subsequent offering, and who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer manager or Participating Dealer. The Company may elect to deny a Stockholder participation in the DRP if the Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes the Stockholder’s participation impracticable or inadvisable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization.

Once enrolled, a Participant may continue to purchase stock under the DRP until all of the shares of stock registered have been sold, the Company has terminated a current offering, or the Company has terminated the DRP. A Participant can choose to have all or a portion of distributions reinvested through the DRP. A Participant may also change the percentage of distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. Any election to increase a Participant’s level of participation must be made through a Participating Dealer or, if purchased other than through a Participating Dealer, through the Company’s dealer manager. Shares will be purchased under the DRP on the date that Distributions are paid by the Company.

Each Participant agrees to notify the Company, in writing, in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the minimum income and net worth standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

4. Purchase of Shares. Participants may acquire DRP Shares from the Company at a price per Share equal to the estimated value per share of the Class A Shares and Class T Shares approved by the Board of Directors and in effect on the date of purchase of the DRP Shares. Participants may purchase shares as described until the earliest of (i) the date that all of the DRP Shares registered have been issued or (ii) all offerings terminate and the Company elects to deregister with the SEC the unsold DRP Shares. The DRP Share price for the Class A Shares and the Class T Shares was determined by the Board of Directors in its business judgment. The Board of Directors may set or change the DRP Share price for the purchase of Class A Shares and Class T Shares at any time in its sole and absolute discretion based upon such factors as it deems appropriate, and without amending this DRP. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares; however, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limit as set forth in the Company’s charter or otherwise would cause a violation of the share ownership restrictions set forth in the Company’s charter.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) Shares registered, or to be registered, with the SEC in an Offering for use in the DRP (a “Registration”), or (b) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a national securities exchange (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRP. Shares acquired by the Company in any Secondary Market or registered in a Registration for use in the DRP may be at prices lower or higher than the Share price which will be paid for the DRP Shares pursuant to the Initial Public Offering.

If the Company acquires Shares in any Secondary Market for use in the DRP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make an Offering for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

5. No Commissions or Other Charges. No dealer manager fee and no commissions will be paid with respect to the DRP Shares.

6. Exclusion of Certain Distributions. The Board of Directors of the Company reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from Distributions that may be reinvested in shares under the DRP.

7. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

8. Stock Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

9. Voting. A Participant may vote all shares acquired through the DRP.

10. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.

11. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder in cash.

12. Amendment or Termination of DRP by the Company. The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend, modify, suspend or terminate the DRP for any reason upon 10 days’ written notice to the Participants; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for a Participant to terminate participation in the plan, as specified above.

13. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

STRATEGIC STORAGE GROWTH TRUST, INC.

Second Amended and Restated Distribution

Reinvestment Plan

10,000,000 Shares of

Common Stock

PROSPECTUS

MAY 5, 2017

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Strategic Storage Growth Trust, Inc. (the “Company”) in connection with the distribution of the securities registered under the Company’s second amended and restated distribution reinvestment plan. All amounts are estimated except the SEC registration fee.

Item	Amount
SEC registration fee	$0	*
Legal fees and expenses	25,000
Blue sky fees and expenses	10,000
Accounting fees and expenses	15,000
Other Expenses	10,000

Total	$60,000

*	The entire amount of the SEC registration fee ($13,398) was paid utilizing a previously paid registration fee.

Item 15.	Indemnification of Directors and Officers

The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Act is against public policy and is unenforceable pursuant to Section 14 of the Act.

Subject to the significant conditions below, our charter provides that we shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.

However, under our charter, we shall not indemnify our directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, officers, employees, agents, advisor or affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, officers, employees, agents, advisor or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, officers, employees, agents, advisor or affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our charter provides that the advancement of funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We also maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, subject to our limitations on indemnification.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement:

Ex. No.	Description

3.1	Second Articles of Amendment and Restatement of Strategic Storage Growth Trust, Inc., incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on January 15, 2015, Commission File No. 333-193480

3.2	Articles of Amendment of Strategic Storage Growth Trust, Inc., incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, filed on September 28, 2015, Commission File No. 333-193480

3.3	Articles Supplementary of Strategic Storage Growth Trust, Inc., incorporated by reference to Exhibit 3.2 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, filed on September 28, 2015, Commission File No. 333-193480

3.4	Amended and Restated Bylaws of Strategic Storage Growth Trust, Inc., incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11, filed on January 22, 2014, Commission File No. 333-193480

4.1*	Form of Distribution Reinvestment Enrollment Form (included as Appendix A to prospectus)

4.2*	Second Amended and Restated Distribution Reinvestment Plan (included as Appendix B to prospectus)

5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP as to legality of securities

23.1*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)

23.2*	Consent of CohnReznick LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney

*Filed herewith.

Item 17.	Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any prospectus required by Section 10(a)(3) of the Securities Act; (2) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1), (2) and (3) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) The Registrant undertakes (1) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (2) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ladera Ranch, State of California, on the 5th day of May, 2017.

STRATEGIC STORAGE GROWTH TRUST, INC.

By:	/s/ H. Michael Schwartz
H. Michael Schwartz
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ H. Michael Schwartz H. Michael Schwartz*	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	May 5, 2017

/s/ Michael O. Terjung Michael O. Terjung	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 5, 2017

/s/ Leon Holmes Leon Holmes*	Independent Director	May 5, 2017

/s/ Stephen G. Muzzy Stephen G. Muzzy*	Independent Director	May 5, 2017

*By: Michael O. Terjung, as Attorney in fact, pursuant to Power of Attorney dated May 5, 2017 and filed herewith.

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